Exhibit 99.1

Thryv Raises SaaS Revenue Guidance and Reports Second Quarter 2021 Financial Results

SaaS Revenue Grows 32% Year-Over-Year

DALLAS, August 11, 2021 – Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the provider of Thryv® software, the end-to-end client experience platform for growing small businesses, announced financial results for the second quarter 2021. The Company has also raised its 2021 outlook for its SaaS segment.

“During Q2, we saw strong and continued growth in our SaaS business,” said Joe Walsh, CEO and president of Thryv. “Small businesses are moving to the cloud and we are providing them the tools they need to automate and modernize their businesses. As a result of our efforts, we are seeing accelerated growth and we are raising our SaaS revenue guidance for 2021.”

“We see clients putting their faith in us as they take that leap to manage and grow their business using modern small business software. Small businesses need an end-to-end solution, not several different point solutions.  Multiple solutions are expensive and are difficult to manage. Thryv provides the frictionless and simplified experience small businesses need.”

Second Quarter 2021 Financial Highlights:

•	U.S. SaaS revenue was $41.4 million, a 32.3% increase year-over-year
•	U.S. Marketing Services revenue was $202.8 million
•	Thryv International Marketing Services revenue was $46.9 million, net of a $27.8 million deferred revenue purchase price accounting adjustment
•	Consolidated total revenue was $291.0 million
•	Consolidated net income was $24.4 million
•	Consolidated adjusted EBITDA was $96.8 million, representing an adjusted EBITDA margin of 33.2%
•	Consolidated gross profit was $178.4 million
•	Consolidated adjusted gross profit was $195.3 million

Additional US Business Highlights

•	SaaS ARPU increased to $323 for the second quarter of 2021, compared to $232 in the second quarter of 2020
•	Total SaaS clients increased sequentially to 45 thousand for the second quarter of 2021
•	SaaS monthly churn was 2.1% for the second quarter of 2021, compared to 3.0% for the second quarter of 2020
•	Net Dollar Retention improved 18 percentage points to 92% at end of the second quarter of 2021, when compared to the second quarter of 2020

•	SaaS active users and usage frequency reached new all-time high as daily and weekly active users increased 27% year-over-year
•	Thryv added to Russell 2000 Index

Outlook:

The Company is updating guidance for fiscal year 2021 as indicated below.

•	U.S. SaaS year over year revenue guidance is raised to 21 to 23%, from the prior increase in the mid to upper teens.
◦	In dollars, the guidance was raised to $157 – $160 million, up from the previously announced $151 - $158 million
•	U.S Marketing Services revenue range raised to $750 - $770 million, up from the previously announced $740 - $760 million
•	Thryv International, which reflects the acquisition of Sensis Holdings, is maintaining guidance for the remainder of the year.(1)

(1) Thryv International includes Sensis Pty Ltd (“Sensis”) results subsequent to the March 1, 2021 acquisition date.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

Earnings Conference Call Information
Thryv will host a conference call on Wednesday, August 11, 2021 at 8:30 a.m. (Eastern Time) to discuss the Company's second quarter 2021 results. The conference call will be available via the Internet at www.thryv.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company's website.

If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (800) 585-8367 or (416) 621-4642 and enter “5092525.”

Final Results

Thryv Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$291,047	$303,612	$571,653	$622,182
Cost of services	112,607	110,605	210,767	228,581
Gross profit	178,440	193,007	360,886	393,601

Operating expenses:
Sales and marketing	87,394	79,105	163,934	168,397
General and administrative	33,100	44,194	74,379	93,756
Impairment charges	3,611	18,132	3,611	18,230
Total operating expenses	124,105	141,431	241,924	280,383

Operating income	54,335	51,576	118,962	113,218
Other income (expense):
Interest expense	(14,502)	(13,426)	(26,109)	(28,206)
Interest expense, related party	(4,668)	(4,586)	(8,733)	(9,736)
Other components of net periodic pension benefit (cost)	272	(936)	725	(1,137)
Other expense	(2,966)	—	(4,059)	—
Income before (provision) for income taxes	32,471	32,628	80,786	74,139
(Provision) for income taxes	(8,112)	(21,164)	(19,921)	(34,573)
Net income	$24,359	$11,464	$60,865	$39,566

Net income per common share:
Basic	$0.72	$0.36	$1.82	$1.24
Diluted	$0.66	$0.34	$1.72	$1.15

Weighted-average shares used in computing basic and diluted net income per common share:
Basic	33,622,666	31,435,941	33,367,734	32,007,114
Diluted	36,687,030	33,803,465	35,352,445	34,414,996

Thryv Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$15,785	$2,406
Accounts receivable, net of allowance of $21,450 and $33,030	312,457	296,570
Contract assets, net of allowance of $157 and $338	8,415	10,975
Taxes receivable	1,890	9,229
Prepaid expenses and other current assets	36,370	26,172
Indemnification asset	25,190	24,346
Total current assets	400,107	369,698
Fixed assets and capitalized software, net	76,315	89,044
Goodwill	678,793	609,457
Intangible assets, net	123,907	31,777
Deferred tax assets	106,069	93,099
Other assets	26,944	21,902
Total assets	$1,412,135	$1,214,977
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$30,024	$8,927
Accrued liabilities	168,602	139,613
Current portion of unrecognized tax benefits	30,615	30,022
Contract liabilities	32,233	18,942
New Term Loan, current	70,000	—
Other current liabilities	12,898	9,896
Total current liabilities	344,372	207,400
New Term Loan, net	365,189	—
New Term Loan, related party	154,697	—
Senior Term Loan, net	—	335,683
Senior Term Loan, related party	—	113,482
ABL Facility	58,022	79,238
Leaseback obligations	—	54,798
Pension obligations, net	174,217	190,827
Deferred tax liabilities	1,179	508
Other liabilities	44,756	36,266
Total long-term liabilities	798,060	810,802
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 60,391,597, shares issued and 33,713,187 shares outstanding at June 30, 2021; and 59,590,422 shares issued and 32,912,012 shares outstanding at December 31, 2020	604	596
Additional paid-in capital	1,076,124	1,059,624
Treasury stock - 26,678,410 shares at June 30, 2021 and December 31, 2020	(468,613)	(468,613)
Accumulated other comprehensive income (loss)	(4,445)	—
Accumulated deficit	(333,967)	(394,832)
Total stockholders' equity	269,703	196,775
Total liabilities and stockholders' equity	$1,412,135	$1,214,977

Thryv Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2021	2020
Cash Flows from Operating Activities
Net income	$60,865	$39,566
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,626	75,429
Amortization of debt issuance costs	1,930	534
Deferred income taxes	(51,439)	(42,150)
Provision for credit losses	292	22,436
Provision for service credits	8,719	17,197
Stock-based compensation expense (benefit)	3,892	(5,484)
Other components of net periodic pension (benefit) cost	(725)	1,137
Loss on termination of leaseback obligations	3,409	—
(Gain) loss on disposal/write-off of fixed assets and capitalized software	(44)	3,491
Impairment charges	3,611	18,230
Non-cash (gain) loss from remeasurement of indemnification asset	(844)	4,418
Loss on foreign currency exchange rates	640	—
Other, net	(17)	—
Changes in working capital items, excluding acquisitions:
Accounts receivable	70,491	(28,791)
Contract assets	2,402	(2,050)
Prepaid expenses and other assets	(7,567)	3,177
Accounts payable and accrued liabilities	(51,133)	(67,064)
Accrued income taxes, net	3,258	64,821
Operating lease liability	(2,407)	(3,482)
Contract liabilities	(13,157)	(3,544)
Net cash provided by operating activities	81,802	97,871

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(14,315)	(12,975)
Proceeds from the sale of building and fixed assets	63	1,502
Acquisition of a business, net of cash acquired	(174,190)	—
Net cash (used in) investing activities	(188,442)	(11,473)

Cash Flows from Financing Activities
Proceeds from New Term Loan	418,070	—
Proceeds from New Term Loan, related party	260,930	—
Payments of New Tern Loan	(62,089)	—
Payments of New Term Loan, related party	(25,911)	—
Payments of Senior Term Loan	(335,821)	(45,090)
Payments of Senior Term Loan, related party	(113,789)	(20,300)
Proceeds from ABL Facility	545,809	606,455
Payments of ABL Facility	(567,025)	(596,969)
Purchase of treasury stock	—	(30,626)
Other	3,305	(191)
Net cash provided by (used in) financing activities	123,479	(86,721)

Effect of exchange rate changes on cash and cash equivalents	(819)	—
Increase (decrease) in cash and cash equivalents and restricted cash	16,020	(323)
Cash and cash equivalents and restricted cash, beginning of period	2,406	1,912
Cash and cash equivalents and restricted cash, end of period	$18,426	$1,589

Supplemental Information
Cash paid for interest	$37,608	$39,671
Cash paid for income taxes, net	$38,411	$11,902

	Three Months Ended June 30, 2021
	Marketing Services	SaaS	Thryv International	Total
Revenue	$202,795	$41,386	$46,866	$291,047
Segment EBITDA	82,684	(2,119)	16,188	96,753

	Six Months Ended June 30, 2021
	Marketing Services	SaaS	Thryv International	Total
Revenue	$430,728	$78,637	$62,288	$571,653
Segment EBITDA	181,315	(1,803)	22,174	201,686

Non-GAAP Measures

Our results included in this press release include Adjusted EBITDA and Adjusted Gross Profit, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of Adjusted EBITDA to Net income, and Adjusted Gross Profit to gross profit. Both Net income and Gross profit are the most comparable GAAP financial measure to Adjusted EBITDA and Adjusted Gross Profit, respectively.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net income (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of Adjusted EBITDA
Net income	$24,359	$11,464	$60,865	$39,566
Interest expense	19,170	18,012	34,842	37,942
Provision for income taxes	8,112	21,164	19,921	34,573
Depreciation and amortization expense	29,908	37,606	49,626	75,429
Loss on termination of leaseback obligations	3,110	—	3,409	—
Restructuring and integration expenses (1)	3,489	7,347	12,723	17,192
Transaction costs (2)	5,440	3,232	15,986	9,766
Stock-based compensation expense (benefit) (3)	1,921	580	3,892	(5,484)
Other components of net periodic pension (benefit) cost (4)	(272)	936	(725)	1,137
Non-cash (gain) loss from remeasurement of indemnification asset (5)	(844)	617	(844)	4,418
Impairment charges	3,611	18,132	3,611	18,230
Other (6)	(1,251)	(955)	(1,620)	(1,855)
Adjusted EBITDA	$96,753	$118,135	$201,686	$230,914

(1)
For the three and six months ended June 30, 2021 and 2020, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, loss on disposal of fixed assets and capitalized software, and costs associated with abandoned facilities and system consolidation.

(2)	Expenses related to the Company's direct listing, Sensis acquisition and other transaction costs.

(3)
Company records stock-based compensation expense related to the amortization of grant date fair value of the Company’s stock-based compensation awards. Additionally, stock-based compensation expense includes the remeasurement of these awards at each period end, prior to October 1, 2020.

(4)
Other components of net periodic pension cost is from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs. The most significant component of other components of net periodic pension cost relates to the mark to market pension remeasurement.

(5)
In connection with the YP Acquisition, the seller provided the Company indemnity for future potential losses associated with certain federal and state tax positions taken in tax returns filed by the seller prior to the Acquisition Date.

(6)
Other primarily includes expenses related to potential non income-based tax liabilities. Additionally, during the three and six months ended June 30, 2021, other includes foreign exchange related expense.

The following is a reconciliation of Adjusted Gross Profit, to its most directly comparable GAAP measure, Gross profit (in thousands):

	Three Months Ended June 30,
	2021	2020
Reconciliation of Adjusted Gross Profit
Gross profit	$178,440	$193,007
Plus:
Depreciation and amortization expense	16,817	18,632
Stock-based compensation expense	83	70
Adjusted gross profit	$195,340	$211,709
Gross margin	61.3%	63.6%
Adjusted gross margin	67.1%	69.7%

	Six Months Ended June 30,
	2021	2020
Reconciliation of Adjusted Gross Profit
Gross profit	$360,886	$393,601
Plus:
Depreciation and amortization expense	28,061	36,987
Stock-based compensation expense (benefit)	164	(246)
Adjusted gross profit	$389,111	$430,342
Gross margin	63.1%	63.3%
Adjusted gross margin	68.1%	69.2%

Forward-Looking Statements
Some statements included in this release constitute forward-looking statements. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. Forward-looking statements provide current expectations with respect to our financial performance and future events with respect to our business and industry in general. Forward-looking statements are based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: risks related to the ongoing COVID-19 pandemic, the Company’s ability to maintain adequate liquidity to fund operations; the Company’s future operating and financial performance; the Company’s ability to consummate acquisitions, or, if consummated, to successfully integrate acquired businesses into the Company’s operations, the Company’s ability to recognize the benefits of acquisitions, or the failure of an acquired company to achieve its plans and objectives; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; our ability to retain existing business and obtain and retain new business; general economic or business conditions affecting the markets we serve; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to attract and retain key managers; increased competition in our markets; our ability to obtain future financing due to changes in the lending markets or our financial position; our ability to maintain agreements with major Internet search and local media companies; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; and our ability to anticipate or respond effectively to changes in technology and consumer preferences. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv Holdings, Inc.

Thryv Holdings, Inc. owns the easy-to-use Thryv® end-to-end customer experience software built for growing small to medium sized businesses (SMBs) that helps over 40,000 SaaS clients with the daily demands of running a business. With Thryv®, SMBs can get the job, manage the job and get credit. Thryv’s award-winning platform provides modernized business functions, allowing SMBs to reach more customers, stay organized, get paid faster and generate reviews. These functions include building a digital customer database, automated marketing through email and text, updating business listings across the internet, scheduling online appointments, sending notifications and reminders, managing ratings and reviews, generating estimates and invoices, and processing payments.

Thryv supports franchise operators and multi-location business owners with Hub by Thryv™, a software console that enables businesses managers to oversee their operations using the Thryv® software.

Thryv also connects local businesses to consumer services through our search, display and social media management products, our print directories featuring The Real Yellow Pages® tagline, and our local search portals, which operate under the DexKnows.com®, Superpages.com® and Yellowpages.com URLs and reach some 35 million monthly visitors. For more information about the company, visit thryv.com.

Thryv delivers business services to more than 400,000 SMBs worldwide that enable these SMBs to compete and win in today’s economy.

On March 1, 2021, Thryv announced it closed the acquisition of Sensis, Australia’s leading digital, marketing and directory services provider, which helps Australians connect and engage through its leading platforms, digital consumer businesses (Yellow, White Pages, True Local and Whereis), search engine marketing and optimization services, website products, social, data and mapping solutions, and through its digital agency Found. Sensis is also Australia’s largest print directory publisher including the Yellow and White Pages.

Headquartered in Melbourne, Sensis has a sales presence in all states and territories across Australia.

Media Contact:
Paige Blankenship
Thryv, Inc.
972.453.3012
paige.blankenship@thryv.com

Investor Contacts:
Cameron Lessard
Thryv, Inc.
214.773.7022
cameron.lessard@thryv.com

KJ Christopher
Thryv, Inc.
972.453.7068
kj.christopher@thryv.com

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